                                                                     EXHIBIT 5.1




April 11, 2006

Navitas International Corporation
4 Dublin Circle
Burlington, MA 01803

       RE:    INITIAL PUBLIC OFFERING OF UNITS

Dear Sir or Madam:

We have acted as counsel to Navitas International Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Registration Statement covers the registration of (i) 20,000,000 units (the "Units") issuable to the public, each unit consisting of (a) one share of the Company's common stock, $.0001 par value per share (the "Common Stock"), and (b) two warrants each to purchase one share of Common Stock at an exercise price of $5.00 per share (the "Public Warrants"), (ii) an option (the "Purchase Option") to purchase 1,000,000 units (the "Purchase Option Units") issued to FTN Midwest Securities Corp. (the "Representative"), each unit consisting of (a) one share of Common Stock and (b) two warrants each to purchase one share of Common Stock at an exercise price of $6.25 per share (the "Purchase Option Warrants," and together with the Public Warrants, the "Warrants"), (iii) the Purchase Option Units issuable upon exercise of the Purchase Option, (iv) all shares of Common Stock and all Warrants issued as part of the Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Purchase Option Units.

In connection with this opinion, we have examined originals or copies of the following documents (the "Transaction Documents"):

         (a)  the Registration Statement;

         (b)  the Purchase Option;

         (c) the Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company as warrant agent (the "Warrant Agent");

         (d)  the Warrants; and

         (e) such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed (i) the

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April 11, 2006
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genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document; and (ii) that the Warrant Agreement is a legal and binding obligation of the Warrant Agent. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States, the Delaware General Corporation Law and, as to the Warrants and the Purchase Option's constituting valid and legally binding obligations of the Company, solely to the laws of the Commonwealth of Massachusetts. Our opinion is based on these laws as in effect on the date hereof.

We note that each of the Purchase Option and Warrant Agreement contains provisions stating it is to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a "Chosen-Law Provision"). With your permission, we have instead assumed that the Purchase Option and Warrant Agreement are governed by the internal substantive laws of the Commonwealth of Massachusetts. No opinion is given herein as to any Chosen-Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Purchase Option and Warrant Agreement.

Based upon and subject to the foregoing, we are of the opinion that

         1. The Common Stock included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

         2. Each Warrant Agreement included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3. The Purchase Option, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms,

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              except as rights to indemnity under the Purchase Option may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4. The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and Related Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related Prospectus.

Sincerely yours,


/s/ BINGHAM McCUTCHEN LLP


BINGHAM McCUTCHEN LLP